                                                                    Exhibit 10.4




          THE METLIFE DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

                                                          AS AMENDED
                                                          SEPTEMBER 2003

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IMPORTANT NOTICES

This Program Description provides an overview of the MetLife Deferred Compensation Plan for Outside Directors (the "Plan"). It is also the official plan document that legally governs the Plan. This plan document will govern in every respect and instance.

This Program Description may be updated from time to time to implement changes in the Plan. Fund performance data will be updated periodically. These updates will constitute part of the Prospectus distributed with respect to the Plan.

The Plan Administrator may amend, alter or terminate the Plan in accordance with its terms at any time and for any reason.

MetLife, Inc. will have the obligation to pay amounts deferred under the Plan from and after January 1, 2003. MetLife, Inc.'s obligations have been registered under the Securities Act of 1933, as amended. Since this is an unfunded plan, your rights or claims against assets or property are no greater than those of a general creditor (see "Liability" on page 8).


  This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.


                 The date of this Prospectus is September 2003.

PLAN AT-A-GLANCE




PURPOSE To provide eligible directors with the opportunity to defer their compensation payable in cash, thereby deferring payment of federal and most state income taxes.

ELIGIBILITY                             Directors of MetLife, Inc. who are not
                                        employees of MetLife, Inc. or any of its affiliates.



ELECTION OPTIONS                        -    Deferral percentage
                                        -    Investment tracking funds
                                        -    Distribution date
                                        -    Number of distribution payments

ENROLLMENT PERIOD                       The enrollment period for 2003 is
                                        closed. Eligible directors will receive
                                        notice of the enrollment period for
                                        2004.

CHANGES TO DISTRIBUTION                 You may change either or both the date
 DATE AND/OR NUMBER                     of payment (to a later date) and number
 OF PAYMENTS                            of payments, but may do so only once
                                        for each year's deferrals and must do so no later than 12 months prior to the date of payment you originally selected.

INVESTMENT CREDITS                      Your deferred compensation account will
                                        be credited with gains and losses
                                        reflecting the performance of the
                                        investment tracking funds you select.

CHANGES IN AMOUNTS DEFERRED             No suspensions or changes in amounts
                                        deferred, except for suspensions in case of hardship.

INVESTMENT TRACKING FUND CHANGES        Limited to a total of six times per year
                                        for either future deferrals or existing
                                        account balances.
DISTRIBUTION

        -   NUMBER                      Lump-sum payment or up to 15 annual
                                        installments.

        -   TIMING                      Beginning upon earlier of 60 days after
                                        termination of service as a director or
                                        on a designated future date.

        -   ACCELERATED                 Immediate lump-sum payment, 10% penalty.

        -   HARDSHIP                    Immediate lump-sum payment (availability
                                        strictly limited).

TAXES Deferred compensation is taxable as ordinary income at the time of distribution.

                                        Rollover to an IRA, qualified plan or
                                        non-qualified plan is not permitted.

BENEFICIARY                             Upon your death, account balance will be
                                        paid to your designated beneficiary in a lump sum.


PLAN FUNDING                            The Plan is a non-qualified, unfunded
                                        plan. Account is maintained for
                                        record-keeping purposes only.

METLIFE DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

The MetLife Deferred Compensation Plan for Outside Directors (the "Plan") allows eligible directors to defer receiving a portion of their annual retainer, committee chair, and meeting fees payable in cash, thereby deferring payment of federal and most state income taxes until a later date when the deferred payments are received. Participation in the Plan is completely voluntary.

ELIGIBILITY

Members of the Board of Directors of MetLife, Inc. who are not employees of MetLife, Inc. or any of its affiliates ("Non-Management Directors") are eligible to participate. In this Program Description, "you" refers to a director who is eligible to participate in the Plan.

HOW THE PLAN WORKS

Prior to the year in which your cash fees would be payable, you may designate all or a portion of those fees for deferral. Deferrals begin with the first fees payable in cash during a calendar year and end with the last fees payable during the calendar year. Designations do not continue from year to year; you must make a new designation each year.

If you were elected to the Board before October 1 of a given year, you may designate all or a portion of your cash fees payable in that calendar year by submitting a deferral election before the earlier of (1) the first meeting for which you earn fees that you attend; or (2) the thirtieth day after you become eligible to participate in the Plan. If you choose to defer any of your cash fees, you must defer at least $10,000.

To defer your compensation, you need to complete a deferral election form specifying:

-     The percentage of your cash fees you want deferred;

- The investment tracking funds that will be used to adjust the value of your deferred compensation account;

-     A future distribution date; and

-     The number of distribution payments.

The form must be submitted within the enrollment period.

Before making your elections, you may wish to consult a tax or personal financial advisor.

All deferrals are subject to the terms of the Plan, which are contained in this document.

The MetLife Deferred Compensation Plan for Outside Directors is a non-qualified plan that is unfunded and subject to the risks described in this document. Amounts credited to an account are solely for record-keeping purposes. The Plan is not subject to protection under the Employee Retirement Income Security Act of 1974 (ERISA). See also "Liability" on page 8.

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TAXES

Deferred compensation is not subject to current taxation under federal and most state income tax laws until payment is made to you.

DEFERRAL AMOUNTS

Annually, you may elect to defer all or a portion of your fees payable in cash in the following year for services as a director of MetLife, Inc., including retainer fees, meeting fees, and committee chair fees. If you choose to defer any of your cash fees, you must defer at least $10,000.

Once you elect your deferral amount, you may not change it except for suspension of deferrals in cases of extreme hardship as provided in the Plan.

DEFERRED COMPENSATION ACCOUNT

A deferred cash account in your name will be established for record-keeping purposes. You will receive account statements quarterly.

Your account will be credited on the date on which your deferred cash fees would otherwise have been paid.

INVESTMENT TRACKING FUNDS

Investment tracking funds are used as a device for adjusting the value of your account based on fund performance.

Each investment tracking fund reflects the investment returns of the actual fund or index, which are measured on a daily basis. Gains or losses will be credited or debited from your account, in effect "mirroring" the performance of the specified fund or index. Your deferrals will not actually be invested in the funds. If the aggregate performance of the funds mirrored by the investment tracking funds you choose is positive, the value of your account will increase; if it is negative, the value of your account will decrease.

The Plan may be amended in accordance with its terms to eliminate or replace any investment tracking fund at any time.

You can select for your account one or more of 13 investment tracking funds, each of which mirrors the performance of one of the following actual funds or indexes.

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ACTIVELY MANAGED FUNDS                 MARKET INDEXES
MetLife SIP Fixed Income Fund          S&P 500(R) Index
Lord Abbett Bond Debenture Fund        Russell 2000(R) Index
Oakmark Fund(R)                        Nasdaq Composite(R) Index
MetLife SIP Small Company Stock Fund   MSCI EAFE(R) Index
Oakmark International Fund             Lehman Brothers(R) Aggregate Bond Index
                                       Merrill Lynch US High Yield Master II
                                         Index
                                       MSCI EMF Index(SM)

SINGLE-STOCK FUND

MetLife Common Stock Fund

Fund allocations must be made in multiples of 5%.

You may change your investment tracking funds - either with regard to future deferrals or existing account - at any time during the year by contacting Nonqualified Plan Services at (phone) (877) 855-6777, , (fax) (314) 444-0428; however, you may make no more than six changes per year. You will receive confirmation of your changes shortly after they are made. Allocations into and out of the MetLife Common Stock Fund must be pre-cleared with the MetLife Corporate Secretary in accordance with the MetLife Inside Trading Policy.

See page 10 for information about the investment tracking funds.

THE DISTRIBUTION DATE

You may choose to have your distributions begin either (1) on a specific date no less than three years after the year of deferral (for example: for 2004, the date you will choose may not be earlier than 2008), or (2) upon the termination of your service as a Non-Management Director of MetLife, Inc. If you choose to receive your account on a specific date, your account will be paid to you at the earlier of (a) the date you selected, and (b) within 60 days following the termination of your service as a director.

Once you have designated a distribution date, you cannot change it except as described below under "Changing the Distribution Date And/Or Number of Payments."

NUMBER OF PAYMENTS

You may elect to receive your account in either a lump-sum payment or up to 15 annual installments. Each annual installment will be a fraction of the account balance with one being the numerator and the number of payments remaining being the denominator. For example, if you elect to receive 10 annual payments, the first payment is equal to 1/10th of the account balance; the second payment is equal to 1/9th of the account balance; and so on until final payment is made.

FORM OF PAYMENTS

All payments will be made in cash.

TAXATION OF PAYMENTS

Payments are subject to deductions in accordance with federal, state and local tax laws and regulations. Rollover to an IRA, qualified plan or non-qualified plan is not permitted.

CHANGING THE DISTRIBUTION DATE AND/OR NUMBER OF PAYMENTS

You may make changes only once for each year's deferrals, at which time you may change either or both: (1) the date you have selected to receive payment of your deferred compensation; and/or (2) the number of payments you have chosen to receive, so long as:

- such changes are made at the same time at least 12 months before the original date selected for payment; and

- if you select a new date for payment, that date must be later than the original date selected for payment.

OTHER PLAN FEATURES

PAYMENT TO BENEFICIARIES

If you die before commencement or completion of distributions, the balance in your account will be paid as a single lump sum to your beneficiary. If you have not designated a beneficiary, or your beneficiary dies before you do, your account will be paid to your surviving spouse or, if you are not married at the time, to your estate. A domestic partner is not considered a surviving spouse under the Plan.

You may designate an individual, a trustee or your estate as your beneficiary, and you may change your beneficiary at any time. Your beneficiary designation will apply to current and all prior year deferrals under the Plan.

LOANS

No loans may be taken from your account.

HARDSHIP EXCEPTIONS

In cases of extreme hardship, the Plan Administrator may suspend deferrals or make payments to you, reducing the value of your account. However, the total amount suspended and advanced cannot exceed the amount required to satisfy the financial consequences of the hardship and tax withholding requirements.

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ACCELERATED DISTRIBUTION

You may take a lump-sum distribution of your account at any time. However, you will be charged a 10% penalty by the Plan Administrator.

LIABILITY

Deferrals under the Plan are unfunded and unsecured obligations of MetLife, Inc. Your rights are those of a general creditor of MetLife, Inc.

ASSIGNMENT

No assignment or pledge of the right to receive the payment of amounts deferred or any other rights under the Plan may be made.

CHANGE OF CONTROL PROTECTION

You will now have the opportunity to choose to have your deferred compensation account paid to you if your service as a Non-Management Director ends within two years of a change

                       THIS SPACE INTENTIONALLY LEFT BLANK
of control of MetLife, Inc.* Payment would be made shortly after your service ends, and this election would take precedence over your usual deferral payment election. You will have the opportunity to make this election only once for your entire deferred compensation account.

PLAN ADMINISTRATOR

The Plan is administered by a Plan Administrator who may establish, amend or rescind rules and regulations relating to the Plan. The Plan Administrator of this Plan is also the Plan Administrator of the Metropolitan Life Retirement Plan for U.S. Employees. The Employee Benefits Committee of the Metropolitan Life Insurance Company appoints the Plan Administrator of the Retirement Plan, who serves until such time as the Committee appoints a new Plan Administrator.

The Plan Administrator may amend, modify, suspend, or terminate the Plan at any time and for any reason, except as otherwise required by law. The Plan Administrator, however, may not amend, modify or terminate the Plan in a way that will reduce the amount that has been accrued in your deferred compensation account prior to the effective date of the amendment, modification or termination.

The determinations and interpretations of the Plan made by the Plan Administrator shall be final, binding, and conclusive for all purposes under the Plan. The Plan Administrator may


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*     "Change of Control" shall mean the occurrence of any of:

a. any Person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), directly or indirectly, of securities of MetLife, Inc. representing 25% or more of the combined Voting Power of MetLife, Inc.'s securities;

b. within any 24-month period, the persons who were directors of MetLife, Inc. at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors of MetLife, Inc. (the "Board") or the board of directors of any successor to MetLife, Inc.; provided, however, that any director elected or nominated for election to the Board of Directors of MetLife, Inc. by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subsection 21.3.2;

c. the stockholders of MetLife, Inc. approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of MetLife, Inc. which is consummated (a "Corporate Event"), and immediately following the consummation of which the stockholders of MetLife, Inc. immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (1) in the case of a merger or consolidation, the surviving or resulting corporation, (2) in the case of a share exchange, the acquiring corporation, or (3) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the MetLife, Inc. immediately prior to such Corporate Event; or

d. any other event occurs which the Board of Directors of MetLife, Inc. declares to be a Change of Control.

For purposes of the definition of Change of Control: 1) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of the Exchange Act, and shall include any group (within the meaning of Rule 13d-5(b) under the Exchange Act); provided, however, that "Person" shall not include (i) MetLife, Inc. or any Affiliate of MetLife, Inc., (ii) the MetLife Policyholder Trust (and any person(s) who would otherwise be described herein solely by reason of having the power to control the voting of the shares held by that trust), or (iii) any employee benefit plan (including an employee stock ownership plan) sponsored by MetLife, Inc. or any Affiliate of MetLife, Inc.; 2) "Voting Power" shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company; 3) "Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company; and 4) "Affiliate" shall mean any corporation, partnership, limited liability company, trust or other entity which directly, or indirectly through one or more intermediaries, controls, or is controlled by, MetLife, Inc.

prescribe forms for participants to take action authorized or allowed under the Plan and may appoint agents and consult legal counsel and other professionals to assist in administration of the Plan. The Plan Administrator may, in his or her sole discretion, adjust the value of a deferred compensation account on a basis other than as prescribed in deferral or reallocation elections, including but not limited to the use of investment tracking funds other than those selected by the participant.

INVESTMENT TRACKING FUNDS - ADDITIONAL INFORMATION

Each investment tracking fund mirrors the performance of the actual fund or index it respectively tracks. Following are descriptions and performance data for the actual funds and indexes.

There is no guarantee that any of the funds will achieve its objectives or increase in value. Unless you choose the investment tracking fund for the MetLife SIP Fixed Income Fund, your deferrals may lose value. Each actively managed fund has investment management fees and/or other expenses associated with it. The descriptions below are derived from information provided by the funds or other sources deemed to be reliable.

ACTIVELY MANAGED FUNDS

METLIFE SIP FIXED INCOME FUND: This fund is an individually managed separate account available under a Metropolitan Life Insurance Company group annuity contract. The fund seeks to achieve the highest possible current income consistent with the preservation of capital and predictable growth through a stable interest rate by investing in Guaranteed Interest Contract Alternatives or similar contracts.

LORD ABBETT BOND DEBENTURE FUND: This fund (the Lord Abbett Bond Debenture Portfolio of the Met Investor Series Trust) is a mutual fund investment choice available under various variable insurance contracts issued by Metropolitan Life Insurance Company and its affiliates. The fund seeks to provide high current income and the opportunity for capital appreciation to produce a high total return. Under normal circumstances, the fund invests at least 80% of its net assets in debt securities. The fund normally invests substantially all of its assets in high-yield and investment-grade debt securities. It may invest in convertible securities. Up to 80% of the fund's assets may be invested in high-yield/high-risk debt securities ("junk bonds"). At least 20% of the fund's assets must be invested in any combination of investment grade debt securities, U.S. Government securities and cash equivalents. The fund may also invest up to 20% of its net assets in equity securities of large cap companies. The fund may also invest up to 20% of its net assets in foreign debt and equity securities.
(1), (3)

OAKMARK FUND(R): This fund is a mutual fund and seeks to achieve long-term capital appreciation following a value style by investing primarily in the common stocks of U.S. companies.

METLIFE SIP SMALL COMPANY STOCK FUND: This fund is an individually managed separate account available under a Metropolitan Life Insurance Company group annuity contract. The fund seeks to achieve long-term growth of capital by investing in the stocks of smaller U.S. companies with strong growth potential and to outperform the Russell 2000(R) Growth Index. This index measures the performance of Russell 2000 companies with higher price-to-book ratios and higher forecasted growth values. (2)

OAKMARK INTERNATIONAL FUND: This fund is a mutual fund and seeks to achieve long-term capital appreciation following a value style by investing primarily in the common stocks of non-U.S. companies in mature markets and less-developed markets. There are no limits on the geographic asset distribution, but the fund does not expect to invest more than 35% of its assets in securities of companies in emerging markets. (3)

MARKET INDEXES

S&P 500(R) INDEX: This index includes some of the 500 largest capitalized stocks in the U.S. and is one of the most widely used benchmarks of U.S. equity performance. Stocks that are not included among the 500 largest are included in the index for diversification purposes.

RUSSELL 2000(R) INDEX: This index measures stock performance of 2,000 smaller U.S. companies with market capitalization under $1.3 billion. (2)

NASDAQ COMPOSITE(R) INDEX: The Nasdaq Composite Index measures all Nasdaq domestic and international-based common-type stocks listed on the Nasdaq Stock Market. The Nasdaq Composite includes over 4,000 companies. (3), (4)

MSCI EAFE(R) INDEX: The Morgan Stanley Capital International Europe, Australasia, Far East Index is a benchmark of developed stock market performance, excluding the United States and Canada. (3)

LEHMAN BROTHERS(R) AGGREGATE BOND INDEX: A benchmark index comprised of the Lehman Brothers Government/Credit Bond Index, the Lehman Brothers Mortgage-Backed Securities Index, the Lehman Brothers Asset-Backed Securities Index and the Lehman Brothers Commercial Mortgage-Backed Securities Index. Fixed income securities in the index include debt obligations issued or guaranteed by the U.S. government or its agencies and instrumentalities, debt issued or guaranteed by U.S. corporations, foreign companies, municipalities, asset-backed, government and international agencies and mortgage-backed securities.

MERRILL LYNCH US HIGH YIELD MASTER II INDEX: The Merrill Lynch U.S. High Yield Master II Index tracks the performance of below investment-grade U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market.
(1)

MSCI EMF INDEX(SM): The MSCI EMF (Emerging Markets Free) Index is designed to measure equity market performance in global emerging markets. Since April 2002, the MSCI EMF Index consisted of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey and Venezuela. (3)

SINGLE-STOCK FUND

METLIFE COMMON STOCK FUND: The performance of this fund will depend on the price of MetLife, Inc. common stock, which is affected by market conditions and other factors, such as declared dividends. Like other individual stock funds, the MetLife Common Stock Fund is anticipated to have a relatively high risk profile. The performance of this fund includes the value of reinvested dividends, if any.



----------
(1) Lower rated high-yield, high-risk securities generally involve more credit risk. These securities also may be subject to greater market price fluctuations than lower yielding higher rated debt.

(2) Investments in small capitalization and emerging growth companies involve greater than average risk. Such securities may have limited marketability and the issues may have limited product lines, markets and financial resources. The value of such investments may fluctuate more widely than investments in larger, more established companies.

(3) International stocks contain additional risks that are not associated with U.S. domestic issues, such as changes in currency exchange rates, different governmental regulations, economic conditions and accounting standards.

(4) This index is comprised to a significant degree in technology issues. The technology industry can be significantly affected by obsolescence, short product cycles, falling profits and prices, and competition from new market participants. A choice that is weighted in one sector is more volatile than those that diversify across many industry sectors.

               HISTORIC FUND & INDEX PERFORMANCE BY CALENDAR YEAR
                               As of June 30, 2003

Past performance is not a guarantee of future results. Note: Unit values fluctuate and amounts received upon distribution may be more or less than deferrals.

ACTIVELY MANAGED FUNDS                                YEAR-TO-DATE        2002            2001             2000             1999
----------------------                                ------------        ----            ----             ----             ----
MetLife SIP Fixed Income Fund(1)                          2.45%           5.80%           7.00%           6.70%             6.45%
Lord Abbett Bond Debenture Fund(2)                       11.23%          -9.63%          -1.32%          -0.95%            17.82%
Oakmark Fund(R)(3)                                       12.17%         -14.72%          18.29%          11.78%           -10.47%
MetLife SIP Small Company Stock Fund(1)                  16.34%         -19.98%          -9.82%         -11.36%            46.89%
Oakmark International Fund(3)                            10.73%          -9.32%          -5.13%          12.50%            39.47%
MARKET INDEXES
S&P 500(R) Index(4)                                      10.76%         -23.37%         -11.89%          -9.11%            20.88%
Russell 2000(R) Index(5)                                 17.04%         -21.58%           2.49%          -3.02%            21.26%
Nasdaq Composite(R) Index(5)                             21.51%         -31.53%         -21.05%         -39.29%            85.59%
MSCI EAFE(R) Index(6)                                     7.67%         -17.52%         -22.33%         -15.52%            25.27%
Lehman Brothers(R) Aggregate Bond Index(7)                4.32%          11.38%           8.44%          11.63%            -0.82%
Merrill Lynch US High Yield Master II Index(6)           17.88%          -1.89%           4.34%          -5.00%             2.51%
MSCI EMF Index(SM)(6)                                    13.90%          -7.97%          -4.78%         -31.89%            63.70%
SINGLE STOCK FUND
MetLife Common Stock Fund(8)                              4.73%         -14.55%          -9.40%         145.56%              --

----------

(1) MetLife SIP Fixed Income Fund has declared that its rate for 2003 is 5.00%. Both the MetLife SIP Fixed Income Fund and Small Company Stock Fund are individually managed separate accounts available under Metropolitan Life Insurance Company group annuity contracts. All performance is shown net of investment management fees and other expenses.

(2) The Lord Abbett Bond Debenture Fund (Lord Abbett Bond Debenture Portfolio of the Met Investors Series Trust) is a mutual fund investment choice available under various variable insurance contracts issued by Metropolitan Life Insurance Company and its affiliates. The Loomis Sayles High Yield Bond Portfolio of the Metropolitan Series Fund was merged into the Lord Abbett Bond Debenture Portfolio after the close of business on April 26, 2002. Performance for the Lord Abbett Bond Debenture Portfolio includes performance of the Loomis Sayles High Yield Bond Portfolio prior to April 27, 2002, and performance of the Lord Abbett Debenture Portfolio after April 26, 2002. All performance is shown net of the Lord Abbett Bond Debenture Portfolio's investment management fees and other expenses.

(3) The Oakmark Fund and the Oakmark International Fund are mutual funds. All performance is shown net of investment management fees and other expenses.

(4) Performance data for all years are based on the records of Nonqualified Plan Services (NQPS), except 2001, which is from a public source.

(5) Performance data for 2002 is based on the records of NQPS. All other data are from public sources.

(6)   Performance data are based on the records of NQPS.

(7)   Performance data are based on information from a public source.

(8) Performance data for the MetLife, Inc. Common Stock Fund is shown beginning on April 5, 2000, the date of MetLife, Inc.'s initial public offering. The performance data provided here for all periods presented includes the reinvestment of dividends.

PROSPECTUS INFORMATION

In connection with the obligations of MetLife, Inc. under the Plan, the following constitute the prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended:

1.    The information set forth in this Program Description;

2. Any other written documents delivered to participants, as permitted, updating or revising the information in item 1 above. Those documents will contain a legend indicating that they constitute a part of the prospectus covering the obligations being offered as permitted by the Plan;

3. Each of the following documents filed by MetLife, Inc. with the Securities and Exchange Commission (the "Commission"), which are incorporated by reference in this prospectus:

      a) MetLife, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002;

      b) All other reports filed by MetLife, Inc. with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2001; and

      c) All documents subsequently filed by MetLife, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold.

You may obtain a copy of the above filings described in items 1 and 2, at no cost, by calling Nonqualified Plan Services Web at 1-877-855-6777. Filings described in item 3 and any other documents MetLife, Inc. provides to its shareholders may be obtained, at no cost, at www.metlife.com (by clicking on Investor Relations) or by calling 1-800-649-3593. You may also request copies of any of the above documents by writing to the MetLife Corporate Secretary, 1 Madison Avenue, New York, NY 10010.

IN WITNESS WHEREOF, the Plan Administrator has executed this amended and restated this MetLife Deferred Compensation Plan for Outside Directors, effective September 30, 2003.

PLAN ADMINISTRATOR

   /s/   James N. Heston
-------------------------
James N. Heston

Date:  October 3, 2003

Witness:  /s/ Teresa Porschnia
          --------------------